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                                                                    EXHIBIT 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IntraBiotics Pharmaceuticals, Inc. 2004 Stock Incentive Plan, of our report dated February 6, 2004, with respect to the financial statements of IntraBiotics Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Palo Alto, California
July 1, 2004